Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
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Media Contact:    Pam Easton                FOR RELEASE: February 9, 2015
+1 713-232-7647

TRANSOCEAN PARTNERS LLC ANNOUNCES QUARTERLY DISTRIBUTION
AND 2015 ANNUAL GENERAL MEETING

ABERDEEN, SCOTLAND-February 9, 2015-Transocean Partners LLC (NYSE: RIGP) today announced that the Board of Directors (the “Board”) declared the minimum quarterly distribution for the three months ending December 31, 2014. The distribution is $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units. The distribution schedule is as follows:

•	February 18, 2015 - Ex-Dividend Date

•	February 20, 2015 - Record Date

•	February 26, 2015 - Payment Date

The company also announced that the Board has recommended certain proposals for unitholder approval at the 2015 Annual General Meeting of Unitholders (“AGM”). The AGM, which will be open to unitholders of record as of March 12, 2015, will be held on Monday, May 4, 2015, at 5 p.m. GMT in Aberdeen, Scotland. Additional details on the AGM will be provided in the company's proxy statement. The Board recommends that unitholders approve the following items at the AGM:

•	The election of Messrs. Glyn A. Barker, Michael Lynch-Bell, John Plaxton, and Norman J. Szydlowski to the Board of Directors, each for a term ending at the 2016 AGM; and

•	The ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2015.

Forward-Looking Statements
The statements made in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, adverse changes in laws including with respect to tax and regulatory matters, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other factors discussed in Transocean Partners’ Registration Statement on Form S-1 and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

About Transocean Partners
Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.
For more information about Transocean Partners, please visit the website www.transoceanpartners.com.